Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

ATOMCO, INC.

A STOCK CORPORATION

I, the undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do hereby certify as follows:

FIRST: The name of the corporation (the “Corporation”) is:

AtomCo, Inc.

SECOND: The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value of $.01 per share.

FIFTH: Elections of directors need not be by written ballot except and to the extent provided in the bylaws of the Corporation.

SIXTH: To the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws presently or hereafter in effect, no director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. Any repeal or modification of this Article Sixth shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to such repeal or modification.

SEVENTH: Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article. Any repeal or modification of this Article Seventh shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

EIGHTH: In furtherance and not in limitation of the rights, powers, privileges, and discretionary authority granted or conferred by the General Corporation Law of the State of Delaware or other statutes or laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend or repeal the bylaws of the Corporation, without any action on the part of the stockholders, but the stockholders may make additional bylaws and may alter, amend or repeal any bylaw whether adopted by them or otherwise. The Corporation may in its bylaws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

NINTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to this reservation.

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TENTH: The name and mailing address of the incorporator is:

Michael P. Considine, Esq. Jones Day 222 E. 41st Street New York, New York 10017

[SIGNATURE ON THE FOLLOWING PAGE.]

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IN WITNESS WHEREOF, I the undersigned, being the incorporator hereinabove named, do hereby execute this Certificate of Incorporation this 26th day of December, 2007.

/s/ Michael P. Considine
Michael P. Considine
Sole Incorporator

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ATOMCO, INC.

Certificate of Amendment of the

Certificate of Incorporation

February 28, 2008

AtomCo, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That the Board of Directors of AtomCo, Inc., in accordance with Section 141(f) of the General Corporation Law of the State of Delaware, duly adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling for the proposed amendment of the Certificate of Incorporation to be presented to the sole stockholder of the corporation for its consideration. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of AtomCo, Inc. be amended by changing the FIRST Article thereof so that, as amended, said Article shall be and read as follows:

“FIRST: The name of the corporation (the “Corporation”) is:

The Folgers Coffee Company”

SECOND: That thereafter, the sole stockholder of AtomCo, Inc., acting in accordance with Section 228 of the General Corporation Law of the State of Delaware, duly approved said amendment.

THIRD: That said amendment was duly approved and adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.

(Signature on the following page)

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed as of the date first written above.

ATOMCO, INC.

By:	/s/ Joseph A. Stegbauer
Name:	Joseph A. Stegbauer
Title:	Vice President and
Assistant Secretary

THE FOLGERS COFFEE COMPANY

Certificate of Amendment of the

Certificate of Incorporation

August 22, 2008

The Folgers Coffee Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST:    The Certificate of Incorporation of The Folgers Coffee Company is hereby amended by deleting the FOURTH Article in its entirety and substituting in lieu thereof a new FOURTH Article to read as follows:

“FOURTH:    The total number of shares which the Corporation shall have authority to issue is 75,000,000 shares of Common Stock, par value of $.01 per share.”

SECOND:    That the Board of Directors of The Folgers Coffee Company, in accordance with Section 141(f) of the General Corporation Law of the State of Delaware, duly adopted resolutions setting forth the proposed amendment, declaring said amendment to be advisable and calling for the proposed amendment of the Certificate of Incorporation to be presented to the sole stockholder of the corporation for its consideration.

THIRD:    The sole stockholder of The Folgers Coffee Company, acting in accordance with Section 228 of the General Corporation Law of the State of Delaware, duly approved said amendment.

FOURTH:    That said amendment was duly approved and adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

(Signature on the following page)

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed as of the date first written above.

THE FOLGERS COFFEE COMPANY

By:	/s/ E.J. Wunsch
Name: E.J. Wunsch
Title: Secretary